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                                                                      EXHIBIT 21

                 LIST OF SUBSIDIARIES OF SUN COMMUNITIES, INC.

Sun Communities Operating Limited Partnership, a Michigan limited partnership

8920 Associates, a Florida general partnership

Aspen-Allendale Project, L.L.C., a Michigan limited liability company

Aspen-Alpine Project, L.L.C., a Michigan limited liability company

Aspen-Arbor Terrace, L.P., a Delaware limited partnership

Aspen-Bonita Lake Resort Limited Partnership, a Michigan limited partnership

Aspen-Breezy Project Limited Partnership, a Michigan limited partnership

Aspen-Brentwood Project, L.L.C., a Michigan limited liability company

Aspen-Byron Project, L.L.C., a Michigan limited liability company

Aspen-Country Project, L.L.C., a Michigan limited liability company

Aspen-Cutler Associates, L.L.C., a Michigan limited liability company

Aspen-Ft. Collins Limited Partnership, a Michigan limited partnership

Aspen-Grand Project, L.L.C., a Michigan limited liability company

Aspen-Holland Estates, L.L.C., a Michigan limited liability company

Aspen-Indian Project Limited Partnership, a Michigan limited partnership

Aspen-Kings Court, L.L.C., a Michigan limited liability company

Aspen-Paradise Park II Limited Partnership, a Michigan limited partnership

Aspen-Presidential Project, L.L.C., a Michigan limited liability company

Aspen-Siesta Bay Limited Partnership, a Michigan limited partnership

Aspen-Silver Star II Limited Partnership, a Michigan limited partnership

Aspen-Town & Country Associates II, L.L.C., a Michigan limited liability company

Bedford Hills Mobile Village, L.L.C., a Michigan limited liability company

Miami Lakes Venture Associates, a Florida general partnership

Mt. Morris MHC, L.L.C., a Michigan limited liability company

Sun Communities Alberta Limited Partnership, a Michigan limited partnership

Sun Communities Finance Limited Partnership, a Michigan limited partnership

Sun Communities Funding Limited Partnership, a Michigan limited partnership

Sun Communities Houston Limited Partnership, a Michigan limited partnership

Sun Communities Nevada GP L.L.C., a Michigan limited liability company



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Sun Communities Nevada Limited Partnership, a Michigan limited partnership

Sun Communities Texas Limited Partnership, a Michigan limited partnership

Sun Communities Funding GP L.L.C., a Michigan limited liability company

Sun GP L.L.C., a Michigan limited liability company

Arizona Finance L.L.C., a Michigan limited liability company

White Oak Estates, L.L.C., a Michigan limited liability company

Sun Houston QRS, Inc., a Michigan corporation

Sun QRS, Inc., a Michigan corporation

Sun Texas QRS, Inc., a Michigan corporation

SCF Manager, Inc., a Michigan corporation

Sun Acquiring, Inc., a Kansas corporation

Sun Florida QRS, Inc., a Michigan corporation

Tallowwood Property Owners Association, Inc., a Florida non-profit corporation

K.S. Park Property, Owners Association, Inc., a Florida non-profit corporation

Sun Home Services, Inc., a Michigan corporation

Family Retreat, Inc., a Michigan corporation

Sun Water Oak Golf, Inc., a Michigan corporation

SCN Manager, Inc., a Michigan corporation

Apache Junction MHC, LLC, a Michigan limited liability company

Sun Texas Financial, LLC, a Michigan limited liability company

Sun/York L.L.C., a Michigan limited liability company

Snowbird Concessions, Inc., a Texas Corporation

CM-GL Services, Inc., a Florida Corporation